                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549

                                 _______________



                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)                   March 2, 1995
                                                                   -------------

                           Quality Food Centers, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                   Washington
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)



        0-15590                                           91-1330075
- - ------------------------                       ---------------------------------
(Commission File Number)                       (IRS Employer Identification No.)


10112 N.E. 10th Street
Bellevue, Washington                                                     98004
- - --------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code (206) 455-3761



          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS


          On March 2, 1995, Olson's Food Stores, Inc. ("Olson's") was merged with and into Quality Food Centers, Inc. ("QFC") pursuant to an Agreement and Plan of Merger dated as of December 23, 1994 between QFC and Olson's, as amended. As consideration for the merger, QFC paid $18 million in cash, issued 752,941 shares of its common stock and assumed $24 million of long-term debt of Olson's. The merger consideration and other terms were determined through arms-length negotiation. QFC has refinanced the $24 million of long-term debt assumed through a credit facility with Bank of America National Trust and Savings Association, as agent, and certain other financial institutions, arranged by BA Securities, Inc.

          The principal assets acquired are 12 Olson's supermarkets (8 in Snohomish County and 4 in King County, Washington), 3 additional supermarkets in various stages of development, and rights to several other future sites in the same market.

          In connection with the merger, QFC agreed to appoint Maurice F. Olson, the former Chairman and Chief Executive Officer of Olson's, to QFC's Board of Directors and to make reasonable efforts to cause Mr. Olson to be elected to a three-year term at the 1995 Annual Meeting of Shareholders. Mr. Olson was so elected at such meeting on April 25, 1995. Also in connection with the merger, Mr. Olson entered into a noncompetition agreement with QFC.


ITEM 5. OTHER EVENT

           The Registrant hereby files the independent auditors' consent to the incorporation by reference in Registration Statement No.
33-84202 of the Registrant on Form S-8 of the independent auditors' report dated March 15, 1995, incorporated by reference in the Annual Report on Form 10-K of the Registrant for the year ended December 31, 1994, and filed on March 31, 1995.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


          (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

          The Registrant hereby files the financial statements of Olson's Food Stores, Inc., for the years ended October 29, 1994 and October 30, 1993, and the independent auditor's report on such financial statements as follows:

          Report of Independent Auditors

          Statements of Assets and Liabilities Associated with the Business to be Acquired of Olson's Food Stores, Inc.

          Statements of Revenues and Expenses Associated with the Business to be Acquired of Olson's Food Stores, Inc.

          Notes to Financial Statements of the Bussiness to be Acquired of Olson's Food Stores, Inc.

          (b)  PRO FORMA FINANCIAL INFORMATION

          The Registrant hereby files the following pro forma financial information, which has been adjusted to reflect the Registrant's merger with Olson's Food Stores, Inc.:

           Pro Forma Condensed Balance Sheet as of December 31, 1994

           Pro Forma COndensed Stataement of Earnings for the Registrant's fiscal year ended December 31, 1994

           Notes to Pro Forma Condensed Financial Information as of December 30, 1994

          (c)  EXHIBITS

          2.1 Agreement and Plan of Merger between the Registrant and Olson's Food Stores, Inc., dated as of December 23, 1994. (Incorporated by reference to Exhibit 2.1 to the Registrant's Form 8-K filed December 30, 1995.)

          2.2 First Amendment to Agreement and Plan of Merger between the Registrant and Olson's Food Stores, Inc., dated as of February 17, 1995. (Incorporated by reference to Exhibit 10.15a to the Registrant's Form 10-K filed March 31, 1995.)

          2.3 Second Amendment to Agreement and Plan of Merger between the Registrant and Olson's Food Stores, Inc., dated as of March 1, 1995. (Incorporated by reference to Exhibit 10.15b to the Registrant's Form 10-K filed March 31, 1995.)

          2.4 Indemnification and Escrow Agreement between the Registrant and Maurice F. Olson, dated as of March 1, 1995. (Incorporated by reference to Exhibit 10.15c to the Registrant's Form 10-K filed March 31, 1995.)

          2.5 Right of First Refusal among the Registrant and Signature Bakery LLC, North Snohomish Enterprises, Inc., and Olson's Management Group LLC, dated as of March 1, 1995. (Incorporated by reference to Exhibit 10.15d to the Registrant's Form 10-K filed March 31, 1995.)

          2.6 Investors Rights Agreement between the Registrant and Maurice F. Olson, Charles M. Olson and Maurice S. Olson, Jr., dated as of March 1, 1995. (Incorporated by reference to Exhibit 10.15e to the Registrant's Form 10-K filed March 31, 1995.)

          2.7 Noncompetition Agreement between the Registrant and Maurice F. Olson dated as of March 1, 1995. (Incorporated by reference to Exhibit 10.15f to the Registrant's Form 10-K filed March 31, 1995.)

        23.1   Consent of Deloitte & Tonche LLP

        23.2   Consent of Earnst & Young LLP

SIGNATURES:

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        QUALITY FOOD CENTERS, INC.



      May 1, 1995                       By  /s/ MARC W. EVANGER
- - --------------------------                -------------------------------
         Date                             Marc W. Evanger, Vice President
                                             and Chief Financial Officer
                                             and Secretary/Treasurer

                                INDEX TO EXHIBITS


Exhibit Number      Exhibit
- - --------------      -------

     2.1 Agreement and Plan of Merger between the Registrant and Olson's Food Stores, Inc., dated as of December 23, 1994. (Incorporated by reference to Exhibit 2.1 to the Registrant's Form 8-K filed December 30, 1995.)

     2.2 First Amendment to Agreement and Plan of Merger between the Registrant and Olson's Food Stores, Inc., dated as of February 17, 1995. (Incorporated by reference to Exhibit 10.15a to the Registrant's Form 10-K filed March 31, 1995.)

     2.3 Second Amendment to Agreement and Plan of Merger between the Registrant and Olson's Food Stores, Inc., dated as of March 1, 1995. (Incorporated by reference to Exhibit 10.15b to the Registrant's Form 10-K filed March 31, 1995.)

     2.4 Indemnification and Escrow Agreement between the Registrant and Maurice F. Olson, dated as of March 1, 1995. (Incorporated by reference to Exhibit 10.15c to the Registrant's Form 10-K filed March 31, 1995.)

     2.5 Right of First Refusal among the Registrant and Signature Bakery LLC, North Snohomish Enterprises, Inc., and Olson's Management Group LLC, dated as of March 1, 1995. (Incorporated by reference to Exhibit 10.15d to the Registrant's Form 10-K filed March 31, 1995.)

     2.6 Investors Rights Agreement between the Registrant and Maurice F. Olson, Charles M. Olson and Maurice S. Olson, Jr., dated as of March 1, 1995. (Incorporated by reference to Exhibit 10.15e to the Registrant's Form 10-K filed March 31, 1995.)

     2.7            Noncompetition Agreement between the Registrant and Maurice
                    F. Olson dated as of March 1, 1995. (Incorporated by reference to Exhibit 10.15f to the Registrant's Form 10-K filed March 31, 1995.)

    23.1            Consent of Deloitte & Touche LLP

    23.2            Consent of Ernst & Young LLP

                      Statements of Assets and Liabilities
                      and Revenues and Expenses Associated
                       with the Business to be Acquired of
                            Olson's Food Stores, Inc.

                YEARS ENDED OCTOBER 29, 1994 AND OCTOBER 30, 1993
                       WITH REPORT OF INDEPENDENT AUDITORS

         Statements of Assets and Liabilities and Revenues and Expenses
                 Associated with the Business to be Acquired of
                            Olson's Food Stores, Inc.

                Years Ended October 29, 1994 and October 30, 1993




                                    CONTENTS

Report of Independent Auditors . . . . . . . . . . . . . . . . . . . . . . .   1

Audited Financial Statements

Statements of Assets and Liabilities Associated with the Business to be
  Acquired of Olson's Food Stores, Inc.. . . . . . . . . . . . . . . . . . .   2
Statements of Revenues and Expenses Associated with the Business to be
  Acquired of Olson's Food Stores, Inc.. . . . . . . . . . . . . . . . . . .   3
Notes to Financial Statements of the Business to be
  Acquired of Olson's Food Stores, Inc.. . . . . . . . . . . . . . . . . . .   4

[Ernst & Young LLP Letterhead]






                         Report of Independent Auditors

The Board of Directors and Stockholders
Olson's Food Stores, Inc.

We have audited the accompanying statement of assets and liabilities associated with the business to be acquired (the Business) of Olson's Food Stores, Inc. as of October 29, 1994 and October 30, 1993, and the related statements of revenues and expenses for each of the two years in the period then ended. These financial statements are the responsibility of the management of Olson's Food Stores, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly the assets and liabilities associated with the business to be acquired of Olson's Food Stores, Inc. at October 29, 1994 and October 30, 1993, and its revenues and expenses for each of the two years in the period then ended, in conformity with generally accepted accounting principles.


                                                  /s/ Ernst & Young LLP

March 3, 1995

            Statements of Assets and Liabilities Associated with the
                             Business to be Acquired
                          of Olson's Food Stores, Inc.



                                                                   OCTOBER 29,         OCTOBER 30,
                                                                      1994                1993
                                                                   -------------------------------
ASSETS
Current assets:
  Cash                                                             $   229,000         $   183,000
  Patronage dividends and accounts receivable, net of
    allowance of $128,000 and $28,000 in 1994 and 1993,
    respectively                                                     1,390,000           1,264,000
  Inventories                                                        6,075,000           4,080,000
  Receivable from affiliates                                         1,256,000                  --
                                                                   -------------------------------
Total current assets                                                 8,950,000           5,527,000

Property and equipment, net of accumulated depreciation             15,450,000           8,861,000

Other assets:
  Leasehold interest, net of accumulated amortization                  887,000             936,000
  Other                                                                 74,000              76,000
                                                                   -------------------------------
                                                                       961,000           1,012,000
                                                                   -------------------------------
Total assets                                                       $25,361,000         $15,400,000
                                                                   -------------------------------
                                                                   -------------------------------

LIABILITIES AND NET ASSETS
Current liabilities:
  Accounts payable and accrued liabilities                         $ 8,344,000         $ 5,641,000
  Current portion of long-term debt                                  1,253,000           1,542,000
                                                                   -------------------------------
Total current liabilities                                            9,597,000           7,183,000

Long-term debt                                                       4,665,000           2,787,000
                                                                   -------------------------------
Total liabilities                                                   14,262,000           9,970,000
                                                                   -------------------------------
Net assets                                                         $11,099,000         $ 5,430,000
                                                                   -------------------------------
                                                                   -------------------------------



SEE ACCOMPANYING NOTES.

             Statements of Revenues and Expenses Associated with the
                             Business to be Acquired
                          of Olson's Food Stores, Inc.



                                                                   YEAR ENDED          YEAR ENDED
                                                                   OCTOBER 29,         OCTOBER 30,
                                                                      1994                1993
                                                                  --------------------------------
Net sales                                                         $112,098,000         $92,586,000
Cost of products sold                                               75,642,000          61,562,000
                                                                  --------------------------------
Gross profit                                                        36,456,000          31,024,000

Operating, general, and administrative expenses                     28,852,000          24,037,000
Depreciation and amortization                                        2,641,000           1,918,000
Interest expense                                                       342,000             327,000
Other income                                                        (1,048,000)           (980,000)
                                                                  --------------------------------
                                                                    30,787,000          25,302,000
                                                                  --------------------------------
Net income before income taxes                                       5,669,000           5,722,000
Income taxes (NOTE 7)                                                       --                  --
                                                                  --------------------------------
Net income                                                        $  5,669,000        $  5,722,000
                                                                  --------------------------------
                                                                  --------------------------------



SEE ACCOMPANYING NOTES.

                          Notes to Financial Statements
                         of the Business to be Acquired
                          of Olson's Food Stores, Inc.

                                October 29, 1994


1.  PLAN OF MERGER

On December 23, 1994, Quality Food Centers, Inc. (QFC) and Olson's Food Stores, Inc. (Olson's) entered into an agreement and plan of merger (the Agreement), whereby QFC would acquire the remaining assets and liabilities of Olson's Food Stores, Inc. after Olson's disposed of certain assets and liabilities prior to the merger. As outlined in the Agreement, the assets and liabilities to be acquired by QFC (the Business) include the following:

- - -    Nine stores operating under the name "Olson's" as of December 23, 1994
- - -    Four sites committed for development of stores in the future
- - -    Nine shares of Class A common stock of Associated Grocers, Inc. (A.G.)
- - -    Certain software and trademarks

Under the Agreement which closed on March 1, 1995, QFC assumed the indebtedness of Olson's (not to exceed $24 million), paid the stockholders of Olson's $18 million in cash, and exchanged 752,941 common shares of QFC for all outstanding Olson's stock. A final adjustment will be made to the purchase price within 60 days of closing, dependent on certain asset and liability balances at March 1, 1995.

Historically, the Business had no separate legal status, as it was an integral part of Olson's overall operations. As a result, separate financial statements of the Business were not previously prepared. The accompanying financial statements have been prepared from the historical accounting records of Olson's and present the assets and liabilities associated with the Business to be acquired and the revenues and expenses of the Business, including allocations of certain common expenses (see Note 2). Since the entity being sold is not a separate reporting unit of Olson's, it was not practicable to present full financial statements, including statements of cash flows.

2.  SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

OPERATIONS

Olson's is primarily engaged in the retail sale of food and grocery products through leased stores located in neighborhood shopping malls in the Seattle and Everett area. The Company reports its operations on a 52/53-week basis, whereby the year-end occurs on the Saturday closest to October 31.

Generally, the only assets and liabilities directly associated with the Business were included in the accompanying statement of assets and liabilities associated with the business to be acquired. However, since the Business was an integral part of Olson's prior to being merged, certain of Olson's assets and liabilities and expenses and revenues have been allocated to the Business in the accompanying financial statements. The allocations of assets and liabilities were performed primarily by applying the percentage of activity associated with the Business to the total business activity of Olson's. The allocations of expenses were performed primarily based on relative sales volume, relative number of stores, and relative business activities. Interest has been charged to the Business on loans and debts specifically identified as pertaining to the Business. No interest expense has been allocated relative to the corporate debt of Olson's.

Allocations of assets and liabilities and expenses to the Business are based on various factors which the management of Olson's believes are reasonable. However, these allocations are not necessarily indicative of actual activity had the Business operated as a stand-alone business. Further, if alternate methods of allocation were used, significantly different results may be achieved.

INVESTMENT IN ASSOCIATED GROCERS

Olson's is a member of the Associated Grocers, Inc. (A.G.) cooperative. A.G. is a wholesale food cooperative, which provides a variety of services to its members. As a member of A.G., Olson's receives various purchasing rebates and an annual patronage dividend. These purchase rebates and the patronage dividend are recorded as reductions of costs of products sold when earned. Also, the Business has obtained financing from an A.G. affiliate.

INVENTORY VALUATION

Inventory is stated at the lower of cost or market, with cost determined by the retail last-in, first-out (LIFO) method for approximately 90% of the inventory. The remainder of the inventory cost is determined by using the first-in, first-out (FIFO) method.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation is computed using the straight-line method based upon the estimated useful lives of the related assets. Maintenance and repairs are charged to operations as incurred, and improvements are capitalized. Noncapital expenditures incurred in opening new stores or remodeling existing stores are expensed as incurred.

LEASEHOLD INTERESTS

Purchased leasehold interests have been capitalized and are amortized over the respective lease terms using the straight-line method. Accumulated amortization was $289,000 and $240,000 at October 29, 1994 and October 30, 1993,
respectively.

INCOME TAXES

Investment tax credits, when utilized, are applied as a reduction of the current provision for federal income taxes using the flow-through method.

3.  INVENTORY

Information related to the FIFO method may be useful in comparing operating results to those of companies which do not use the LIFO method. If all inventories had been valued at current cost, inventory would have been $1,080,000 and $939,000 greater at October 29, 1994 and October 30, 1993, respectively.

During the year ended October 30, 1993, certain inventory quantities were reduced. This reduction resulted in a liquidation of LIFO inventory quantities carried at lower costs prevailing in prior years, as compared with the costs of fiscal year 1993 purchases. The effect of this liquidation was to increase 1993 net income by approximately $29,000.

4.  PROPERTY AND EQUIPMENT

Property and equipment, including items capitalized under capital leases, consist of the following:


                                                          OCTOBER 29,      OCTOBER 30,
                                                             1994             1993
                                                          ----------------------------
     Furniture, fixtures, and equipment                   $15,929,000      $18,416,000
     Leasehold improvements                                 9,881,000        4,145,000
     Construction in process                                2,823,000          848,000
                                                          ----------------------------
                                                           28,633,000       23,409,000
     Less accumulated depreciation and amortization        13,183,000       14,548,000
                                                          ----------------------------
                                                          $15,450,000      $ 8,861,000
                                                          ----------------------------
                                                          ----------------------------


Capitalized interest totaled $130,000 and $22,000 for the years ended October 29, 1994 and October 30, 1993, respectively.

5.  FINANCING

Long-term debt consists of the following:


                                                          OCTOBER 29,      OCTOBER 30,
                                                             1994             1993
                                                          ----------------------------
     Secured notes payable to a finance company, due
       in weekly installments of $33,631, including
       interest at rates ranging from the prime rate
       (7.75% at October 29, 1994) plus 0.5% to the
       prime rate plus 2% maturing through 2001           $ 5,906,000      $ 3,982,000

     Secured demand notes payable to a finance
       company, interest only is payable monthly at
       prime rate plus 1%                                          --          332,000

     Other                                                     12,000           15,000
                                                          ----------------------------
                                                            5,918,000        4,329,000
     Less current portion                                   1,253,000        1,542,000
                                                          ----------------------------
                                                          $ 4,665,000      $ 2,787,000
                                                          ----------------------------
                                                          ----------------------------


Substantially all of the Business's inventories and property and equipment were pledged as collateral for the secured notes payable.

This debt is classified as long-term because scheduled maturities on October 29, 1994 extended over one year. However, this debt was paid in full during March 1995 in connection with the consummation of the agreement.

6.  LEASES

The Business leases land and buildings related to its retail operations. Commitments for future minimum lease payments under operating leases are as follows. A number of the leases have renewal options which expire through 2054:


                                                                     OPERATING
               FISCAL YEAR ENDING                                     LEASES
               ------------------                                   -----------
                    1995                                            $ 3,659,000
                    1996                                              3,678,000
                    1997                                              3,725,000
                    1998                                              3,724,000
                    1999                                              3,729,000
                    Thereafter through 2024                          56,813,000
                                                                    -----------
                                                                    $75,328,000
                                                                    -----------
                                                                    -----------


Equipment for one store location and the site of one store location are leased under terms of operating leases from Olson's majority stockholder. In connection with these leases, the Business paid the majority stockholder $125,000 in rents during both years ended October 29, 1994 and October 30, 1993. Operating lease commitments include $811,000 payable to the majority stockholder of Olson's.

Rental expense and sublease income for the years ended October 29, 1994 and October 30, 1993 for all operating leases, including month-to-month leases, consisted of:


                                                         1994           1993
                                                      -------------------------
               Minimum rentals                        $3,201,000     $1,866,000
               Contingent rentals                          2,000          8,000
               Sublease income                           337,000        164,000


Contingent rentals are paid when store volumes exceed preestablished levels.

Future minimum lease payments to be received under subleases are as follows:


               FISCAL YEAR ENDING                                     SUBLEASES
               ------------------                                    ----------
                    1995                                             $  355,000
                    1996                                                325,000
                    1997                                                294,000
                    1998                                                294,000
                    1999                                                294,000
                    Thereafter                                          835,000
                                                                     ----------
                                                                     $2,397,000
                                                                     ----------
                                                                     ----------


7.  INCOME TAXES

Olson's files a federal income tax return which includes the operations of the Business. Olson's has significant net operating loss carryforwards which are available to offset taxable income. Therefore, no income taxes are provided in
the accompanying financial statements.   No deferred taxes are provided as
Olson's has net deferred tax assets which are offset by a reserve against those assets.

The following pro forma analysis excludes the effect of utilizing the net operating losses of Olson's which will be part of the Business merged. If federal income taxes were computed assuming the Business filed a separate federal income tax return, the effect on net income would be as follows.


                                                              YEAR ENDED
                                                          1994          1993
                                                       ------------------------
  Income before federal income taxes as reported
    in the accompanying financial statements           $5,669,000    $5,722,000
  Provision for federal income taxes assuming
    computation on a separate return basis              1,927,000     1,945,000
                                                       ------------------------
  Pro forma net income                                 $3,742,000    $3,777,000
                                                       ------------------------
                                                       ------------------------


At October 29, 1994, for federal income tax purposes, Olson's had net operating losses, general business credits, and alternative minimum tax credit carryforwards of $10,500,000, $200,000, and $950,000, respectively. The net operating loss carryforwards expire from 2004 through 2009. The general business credits expire through 2001. The utilization of the general business credits and net operating loss carryforwards are limited by provisions of the Internal Revenue Code.

8.  EMPLOYER BENEFIT PLANS

Olson's has a profit-sharing plan which covers all employees except those included in any Collective Bargaining Agreement. The contributions to the plan are made from the annual net profits of Olson's and are determined at the discretion of the Board of Directors. No separate allocation of contributions were made to the Business. Total amounts contributed to the plan were approximately $142,000 for the year ended October 30, 1993. There were no contributions for the year ended October 29, 1994.

Employees included in Collective Bargaining Agreements are covered by defined benefit, multi-employer pension plans. Olson's incurred expense for these plans totaling $404,000 and $505,000 for the years ended October 29, 1994 and October 30, 1993, respectively.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


         (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

         The Registrant hereby files the financial statements of Olson's Food Stores, Inc., for the years ended October 29, 1994 and October 30, 1993, and the independent auditor's report on such financial statements as follows:

         Report of Independent Auditors

         Statements of Assets and Liabilities Associated with the Business to be Acquired of Olson's Food Stores, Inc.

         Statements of Revenues and Expenses Associated with the Business to be Acquired of Olson's Food Stores

         Notes to Financial Statements of the Business to be Acquired of Olson's Food Stores, Inc.

         (b)  PRO FORMA FINANCIAL INFORMATION

         Pro Forma Condensed Balance Sheet

         Pro Forma Condensed Statement of Earnings

         Notes to Pro Forma Condensed Financial Information

                        PRO FORMA FINANCIAL INFORMATION

    The   following  pro  forma  financial  information  sets  forth  historical information which has been adjusted to reflect the Olson's merger. Pro forma statement of income information assumes the Olson's merger took place at the beginning of the period presented. Pro forma condensed balance sheet information assumes the Olson's merger took place on the date presented. See Notes to Pro Forma Condensed Financial Information herein (the "Notes"). The pro forma information is based on certain assumptions and estimates and therefore does not purport to be indicative of (a) the results which actually would have been attained had the Olson's merger occurred at the date indicated or (b) the results which may be attained in the future. The pro forma financial information should be read in conjunction with the Notes, which are an integral part of the pro forma financial information, and the audited financial statements and related notes set forth and incorporated by reference in the Company's 1994 10-K.

                           QUALITY FOOD CENTERS, INC.
                       PRO FORMA CONDENSED BALANCE SHEET
                               DECEMBER 31, 1994

                                                                                 PRO FORMA
                           DECEMBER 31,                        PRO FORMA        DECEMBER 31,
                              1994         OLSON'S (1)        ADJUSTMENTS           1994
                         ---------------  --------------  ------------------  ---------------
ASSETS

Cash and cash
 equivalents...........  $    35,162,625  $      229,000  $   (18,000,000)(2) $    17,391,625
Other current assets...       29,546,369       8,721,000                           38,267,369
Land...................        9,721,225                                            9,721,225
Buildings, fixtures,
 equipment and
 leasehold
 improvements..........      128,673,946      28,633,000                          157,306,946
                         ---------------  --------------  ------------------  ---------------
                             138,395,171      28,633,000                          167,028,171
Accumulated
 depreciation and
 amortization..........      (36,095,273)    (13,183,000)                         (49,278,273)
                         ---------------  --------------  ------------------  ---------------
                             102,299,898      15,450,000                          117,749,898
Leasehold interest, net
 of accumulated
 amortization..........       16,133,654         887,000                           17,020,654
Real estate held for
 investment............       19,166,054                                           19,166,054
Other assets...........        5,605,002          74,000       46,053,000(3)       51,732,002
                         ---------------  --------------  ------------------  ---------------
                         $   207,913,602  $   25,361,000  $    28,053,000     $   261,327,602
                         ---------------  --------------  ------------------  ---------------
                         ---------------  --------------  ------------------  ---------------

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities....  $    40,932,764  $    8,344,000  $                   $    49,276,764
                                                               24,000,000(4)
Long-term debt.........                        5,918,000       (5,918,000)(4)      24,000,000
Deferred income
 taxes.................        8,803,000                        3,000,000(10)      11,803,000
Shareholders' equity...                                        18,070,000(5)
                             158,177,838      11,199,000      (11,099,000)(5)     176,247,838
                        ---------------  --------------  ------------------   ---------------
                         $   207,913,602  $   25,361,000  $    28,053,000     $   261,327,602
                         ---------------  --------------  ------------------  ---------------
                         ---------------  --------------  ------------------  ---------------

Outstanding shares            19,481,007                          752,941(5)      20,223,950

See accompanying "Notes to Pro Forma Condensed Financial Information."

                           QUALITY FOOD CENTERS, INC.
                   PRO FORMA CONDENSED STATEMENT OF EARNINGS
                    THIRTY-SIX WEEKS ENDED DECEMBER 31, 1994


                                                                                      PRO FORMA
                             YEAR ENDED                           PRO FORMA          YEAR ENDED
                          DECEMBER 31, 1994    OLSON'S (6)       ADJUSTMENTS      DECEMBER 31, 1994
                          -----------------  --------------  ------------------  ------------------
Sales...................   $   575,878,589   $   112,098,000   $                  $   687,976,589
Operating income........        39,211,940        6,011,000      (1,033,000)(7)        44,189,940
Interest income.........           932,596                         (501,000)(2)           431,596
Interest expense........                                         (1,920,000)(8)        (1,920,000)
Earnings before income
 taxes..................        40,144,536        2,103,850      (3,454,000)           42,701,536
Net earnings............        26,376,536        3,907,150      (2,590,927)(9)        27,692,759
Earnings per share......   $          1.34                                         $         1.36
Weighted average shares
 outstanding............        19,656,000                        752,941(5)           20,408,941

See accompanying "Notes to Pro Forma Condensed Financial Information."

                            QUALITY FOOD CENTERS, INC.

                 NOTES TO PRO FORMA CONDENSED FINANCIAL INFORMATION

(1) Represents the October 29, 1994 balance sheet of Olson's adjusted to reflect the nine Olson's stores which the Company acquired on March 1, 1995. (See note (7) below).

(2) To give effect to the use of $18,000,000 to complete the Olson's merger and the resulting reduction in interest income for the periods presented.

(3) To adjust for the excess of the Olson's purchase price over tangible net assets acquired based upon the 60,070,000 purchase price and the historic balance sheet presented. (See note (7) below).

(4) To give effect to the assumption of $24,000,000 of long term debt assumed in connection with the Olson's merger.

(5) To give effect to 752,941 Shares issued by the Company in connection with the Olson's merger at a value of $24.00 per share (closing bid price on the date the merger was consumated) and the elimination of Olson's existing shareholders' equity.

(6) Represents results of operations for the 52 weeks ended October 29, 1994 of nine Olson's stores acquired by the Company which were operated during that period. The amounts are based upon certain assumptions and estimates that were required in order to separate the nine stores to be acquired by the Company from the historic financial statements which included other stores and other operations of Olson's. The combined pro forma results do not reflect any benefits from economies which might be achieved from the combined operations, and do not necessarily represent results which would have occurred if the entities had constituted a single entity during such period and may not be indicative of future results. No adjustment has been made to reflect the fact that the Company will be acquiring 12 stores instead of the lower number included in these pro forma statements. (See note (7) below). Interest expense incurred by Olson's on a historec basis has been excluded and a pro forma income tax provision has been computed assuming a 35% effective rate.

(7) Represents the net adjustment to depreciation and amortization expense to reflect the $60,070,000 price paid by the Company in connection with the Olson's merger, which is estimated to be approximately $35,000,000 in excess of the fair value of the tangible net assets to be acquired at closing and will be allocated to leasehold interest, a non-competition agreement and goodwill. The price paid by the Company includes the purchase of 12 stores from Olson's of which nine were operated by Olson's as of October 29, 1994. The remaining stores were opened or acquired by Olson's subsequent to the balance sheet date. The net adjustment to depreciation and amortization expense, therefore, has not been computed based on the excess of purchase price over the fair value of the tangible net assets acquired shown in the December 31, 1994 pro forma condensed balance sheet.

(8) To record interest expense on the $24,000,000 of long-term debt to be assumed in connection with the Olson's merger at an assumed rate of 8% per annum. The 8% is based upon LIBOR plus 125 basis points plus the amortization of debt issuance costs and other bank fees related to a credit facility the Company has entered into. Actual interest expense will increase or decrease periodically as LIBOR changes.

(9) Reflects adjustment for income taxes on pro forma adjustments, taking into account the nondeductibility of amortization related to the Olson's merger of approximately $900,000 per annum and tax-free interest income earned on cash balances during 1994.

(10) To give effect to estimated deferred income taxes arising from the Olson's merger. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Further, as part of the Merger Agreement, the Company agreed to remit the benefits, if any, of Olson's net operating loss carryforwards and certain other tax credit carryforwards to the former shareholders of Olson's when utilized. Accordingly, no recognition has been given to these carryforward items.

                          INDEPENDENT AUDITORS' CONSENT




Board of Directors
  and Shareholders
Quality Food Centers, Inc.
Bellevue, Washington


We consent to the incorporation by reference in Registration Statement No. 33-84202 of Quality Food Centers, Inc. on Form S-8 of our report dated March 15, 1995, incorporated by reference in the Annual Report on Form 10-K of Quality Food Centers, Inc. for the year ended December 31, 1994.




/s/  Deloitte & Touche LLP
- - ------------------------------
Seattle, Washington
May 1, 1995

                          INDEPENDENT AUDITORS' CONSENT


Board of Directors
  and Shareholders
Quality Food Centers, Inc.
Bellevue, Washington


We consent to the incorporation by reference in Registration Statement Nos. 33-32878, 33-34073, 33-38736, 33-69512, 33-69514 and 33-84202 of Quality Food
Centers, Inc. ("QFC"), on Form S-8 of our report dated March 3, 1995, filed pursuant to Item 7 of QFC's Report on Form 8-K with respect to the merger effective May 2, 1995, of QFC and Olson's Food Stores, Inc.


                                        /s/ Ernst & Young LLP
Seattle, WA
May 1, 1995